UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): August 21, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 570-1000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5 — Corporate Governance and Management
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 21, 2007, the Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company”) appointed Michael M. Clair as a director of the Company to fill a vacancy on the Board.
Mr. Clair is a technology investor and consultant to Silicon Valley companies. From 1996 until its sale to Nokia in 2006, Mr. Clair was Chairman of the Board of Intellisync Corporation. He has held senior and executive management positions at Tymshare Inc., ROLM Corporation and SynOptics Communications, which he co-founded. He currently serves on the boards of a number of privately-held technology companies, including Cranite Systems, Corfino and NDS Surgical Imaging. Mr. Clair holds a B.S. in Business and Finance and an MBA from the State University of New York at Buffalo.
In connection with his appointment to the Board, Mr. Clair received a fully vested initial option grant for 40,000 shares of Company common stock, and he will be entitled to receive subsequent annual grants of 15,000 shares. He will also be entitled to receive an annual retainer in the amount of $20,000, a fee of $1,500 for each meeting of the Board he attends in person and a fee of $1,000 for each telephonic meeting of the Board.
The Company and Mr. Barnett entered into the Company’s standard form of indemnification agreement for officers and directors. Under this indemnity agreement, to the extent not otherwise covered by the Company’s directors and officers insurance policy, the Company agrees to indemnify each of its officers and directors that are parties to this agreement to the fullest extent permitted under applicable law for any expenses and costs incurred by such officer or director in the event that such officer or director is party to (or threatened to be a party to) a legal proceeding by reason of the fact that such officer or director is or was an agent of the Company, or by reason of anything done or not done by such director or officer in any such capacity.
The description in this Item 5.02 of the terms of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Form 8-K on September 11, 2006 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary